UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011 (April 21, 2011)
CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

780 Third Avenue, 21st Floor
New York, New York		10017

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1410
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Care Investment Trust Inc. (the “Company”) on April 18, 2011, File 001-33549 (“Report on Form 8-K”), regarding the Company’s dismissal of Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm. As required by Item 304(a)(3) of Regulation S-K, the Company provided Deloitte with a copy of the disclosures contained in its Report on Form 8-K and requested that Deloitte review such disclosures and furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agreed with the statements made by the Company in its Report on Form 8-K and, if not, stating the respects in which it did not agree.
     The Company is amending its Report on Form 8-K to provide the letter from Deloitte dated April 21, 2011 regarding its concurrence with the statements made by the Company in its Report on Form 8-K. The Company received the letter from Deloitte on April 25, 2011. The letter is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
16.1	Letter from Deloitte & Touche LLP regarding its concurrence with the statements made by Care Investment Trust Inc. in Item 4.01 of Current Report on Form 8-K filed April 18, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.
Date: April 27, 2011	By:	/s/ Salvatore (Torey) V. Riso, Jr.
		Name:	Salvatore (Torey) V. Riso, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
16.1	Letter from Deloitte & Touche LLP regarding its concurrence with the statements made by Care Investment Trust Inc. in Item 4.01 of Current Report on Form 8-K filed April 18, 2011.

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